UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2015

NUTRISYSTEM, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-28551

Delaware	23-3012204
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Fort Washington Executive Center

600 Office Center Drive

Fort Washington, PA 19034

(Address of principal executive offices)

215-706-5300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2015, Nutrisystem, Inc. (the “Company”) issued 2015 annual equity awards to its named executive officers that had been previously approved by the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company. The aggregate grant date value of the 2015 awards for each of the named executive officers remains unchanged from 2014. In addition, the 2015 awards, like those granted in 2014, consist of the same mix and proportion of the Company’s annual incentive equity awards, namely stock options (25%), time-vested restricted stock (25%) and performance-vested restricted stock unit grants (“PRSUs”) (50%). Except as described below, the terms of these awards are consistent with the Company’s past practice.

Background

As part of a review of the Company’s executive compensation practices, the Company’s new independent compensation consultant, Frederic W. Cook & Co., Inc. (“Cook”), recommended to the Compensation Committee certain changes to the Company’s executive compensation program to better align with competitive practices and strengthen the alignment between pay and performance. The changes fell into two categories: 1) Change of Timing of Annual Long-Term Incentive Grants and 2) Minor Structural Modifications, each of which is described in more detail below.

1. Change of Timing of Annual Long-Term Incentive Grants

Historically, the Compensation Committee approved the size of annual equity awards at its February meeting and made such grants effective after the release of the prior year’s fourth quarter earnings, based on the Company’s then-prevailing stock price. Cook recommended that the Compensation Committee determine the annual equity awards earlier, at a time when management and the Board do not yet have knowledge of preliminary results of the Company’s upcoming diet season. In an effort to improve the transparency of its grant process, the Compensation Committee accepted this recommendation for 2015 annual awards and intends to follow this approach in future years as well.

2. Minor Structural Modifications

Long-Term Incentive Vesting

In 2014 the Company used a two-year performance period for its PRSUs. Following Cook’s review of the Company’s executive compensation practices, Cook recommended that the PRSU program continue with a two-year performance period and continue to constitute 50% of the Company’s annual incentive equity awards to named executive officers, but that the service-vesting schedule associated with such awards be extended to three-year graded vesting, such that a three-year period of service will be required to fully realize the value of any PRSUs otherwise earned based on corporate performance.

In addition, to align the Company’s equity grant practices with market norms and provide a consistent three-year vesting period for all long-term incentives, Cook also recommended that the service-vesting schedule associated with the Company’s stock option and restricted stock awards be reduced from four years to three years.

Stronger Pay-for-Performance Alignment

While the Company’s target total direct compensation opportunities were generally competitive with market median, Cook & Co.’s competitive review found that the maximum earning opportunity as a percentage of target in the annual and long-term incentive programs were below market. Based on competitive practice and to further support the Company’s pay-for-performance philosophy, Cook recommended that the maximum payout under the Company’s annual cash incentive program and the PRSU awards be increased from 150% to 200% of target, with a commensurate increase in the difficulty of the goals required for maximum payout under each program.

Market Adjustment to CEO Target Bonus

Cook’s competitive analysis indicated that target total direct compensation opportunity for the Company’s CEO position was below market median, due to a target annual bonus opportunity that was low relative to market practice. Therefore, Cook recommended that the Compensation Committee increase Ms. Zier’s target annual performance bonus opportunity from the greater of 75% of base salary or $500,000, to 100% of base salary.

The Compensation Committee accepted these recommendations and incorporated them into the new forms of PRSU, stock option, and restricted stock award agreements, attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively, and incorporated herein by reference. The Compensation Committee also amended the employment agreements of each of the Company’s named executive officers to reflect these changes on January 2, 2015. The amendments are attached hereto as Exhibits 10.4, 10.5 and 10.6 and incorporated herein by reference.

3. Summary of Equity Awards

Set forth below is a summary of the 2015 annual equity awards made by the Company on January 2, 2015 to its named executive officers:

Named Executive Officer	Shares subject to Stock Options	Shares of Time-Vested Restricted Stock	Shares subject to PRSUs (at target)
Dawn M. Zier	65,419	16,399	32,798
Keira Krausz	18,128	4,544	9,089
Michael P. Monahan	18,128	4,544	9,089

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Performance-Based Restricted Stock Unit Grant Agreement.

10.2	Form of Stock Option Award Agreement.

10.3	Form of Restricted Stock Award Agreement.

10.4	First Amendment to the Employment Agreement between Nutrisystem, Inc. and Dawn M. Zier, dated January 2, 2015.

10.5	First Amendment to the Employment Agreement between Nutrisystem, Inc. and Michael P. Monahan, dated January 2, 2015.

10.6	First Amendment to the Employment Agreement between Nutrisystem, Inc. and Keira Krausz, dated January 2, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2015

NUTRISYSTEM, INC.

By:	/s/ Ralph J. Mauro
Name:	Ralph J. Mauro
Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Performance-Based Restricted Stock Unit Grant Agreement.

10.2	Form of Stock Option Award Agreement.

10.3	Form of Restricted Stock Award Agreement.

10.4	First Amendment to the Employment Agreement between Nutrisystem, Inc. and Dawn M. Zier, dated January 2, 2015.

10.5	First Amendment to the Employment Agreement between Nutrisystem, Inc. and Michael P. Monahan, dated January 2, 2015.

10.6	First Amendment to the Employment Agreement between Nutrisystem, Inc. and Keira Krausz, dated January 2, 2015.